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Exhibit 23


Arthur Andersen LLP

Atlanta, Georgia


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our reports dated October 20, 1995, included or incorporated by reference in National Service Industries, Inc. Form 10-K for the year ended August 31, 1995, into the Company's previously filed Registration Statement File Nos. 33-36980, 33-51339, 33-51341, 33-51343, 33-51345, 33-51351, 33-51355,
33-51357, 31-60715, 33-63041, and 33-63043.



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



November 17, 1995